Exhibit 10.7

AMENDMENT NO. 1

TO THE EDGE TECHNOLOGY GROUP, INC.

2002 STOCK INCENTIVE PLAN

Pursuant to Section 4.5 of the Edge Technology Group, Inc. 2002 Stock Incentive Plan (the “Plan”), the Plan is hereby amended as follows:

1. The name of the Plan is hereby amended to be: “Axtive Corporation 2002 Stock Incentive Plan”.

2. Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

3.1. Number of Shares. The maximum number of shares of Common Stock reserved and available for issuance under this Plan shall be 17,000,000, subject to adjustment as set forth in Section 3.4.

3. Immediately upon the effectiveness of the 1-for-10 reverse stock split approved by the Board of Directors of Axtive Corporation as of the date hereof, and without any further action by any party, Section 3.1 of the Plan shall be further amended in its entirety to read as follows:

3.1. Number of Shares. The maximum number of shares of Common Stock reserved and available for issuance under this Plan shall be 5,000,000, subject to adjustment as set forth in Section 3.4.

4. The definition of Company in Section 13 of the Plan is hereby amended in its entirety to read as follows:

“Company” means Axtive Corporation, a Delaware corporation.

Except as amended by this Amendment No. 1, the Plan shall continue in full force and effect as originally executed and delivered. Any reference in the Plan to the “Plan” shall refer to the Plan as amended by this Amendment No. 1. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Plan.

IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of May 23, 2003.

AXTIVE CORPORATION

By:	/s/ DAVID N. PILOTTE
David N. Pilotte, Executive Vice President and Chief Financial Officer